Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 13, 2004, relating to the financial statements of Maslonka & Associates, Inc. as of December 31, 2003 and December 31, 2002 and for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 3, 2004